                                                                       EXHIBIT 3


                                                    JOINT FILING AGREEMENT

         Arte R. Moreno, BRN Properties Limited Partnership and Carole D. Moreno agree that the Schedule 13D and Amendment No. 1 thereto, to which this Agreement is attached, relating to the Common Stock of Outdoor Systems, Inc. is filed on behalf of each of them.




Dated: August 26, 1997                 /s/ ARTE R. MORENO
                                       ----------------------------------------
                                           Arte R. Moreno




Dated: August 26, 1997                 BRN PROPERTIES LIMITED PARTNERSHIP


                                       By:  /s/  ARTE R. MORENO
                                          -------------------------------------
                                       Name:  Arte R. Moreno
                                       Title: General Partner




Dated: August 26, 1997                 /s/  CAROLE D. MORENO
                                       ----------------------------------------
                                            Carole D. Moreno